EXHIBIT 10.13

                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT
                       BETWEEN SURETY CAPITAL CORPORATION
                                AND B. J. CURLEY

     This Agreement ("Agreement") is entered into by Surety Capital Corporation, a Delaware corporation (the "Corporation"), and B. J. Curley ("Curley"). The Corporation and Curley are collectively referred to as the "Parties."

     In consideration of the mutual covenants set forth below, it is agreed as follows:

     1. PURPOSE. The purpose of this Agreement is to assist the Corporation in attracting and retaining in its employ executives of outstanding competence by providing such executives with an economic incentive to continue their employment with the Corporation.

     2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Cause" shall mean any act that is materially adverse to the best interests of the Corporation and constitutes, on the part of Curley, common law fraud, a felony or other gross malfeasance of duty.

          (b) "Change in Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; or (B) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3rds) of the directors then in office who were directors at the beginning of the period.

          (c) "Disability" shall mean the inability of Curley to manage the Corporation's property, business or financial affairs by reason of illness, infirmity, insanity, mental incompetency or otherwise, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve (12) calendar months' duration. The initial determination (or reasonable expectancy) shall be determined by the opinion of the Physician (defined as a person licensed to practice medicine in Texas) regularly attending Curley. If the Corporation's Board of Directors (the "Corporation's Board") disagree with the Physician's opinion, or if Curley has not engaged a Physician, the Corporation's Board may engage at the Corporation's expense a Physician to examine Curley, and Curley consents to such examination and to waive, if applicable, any privilege between the Physician and Curley that may arise as a result of said examination. If Curley has not engaged a Physician, the opinion of the Physician engaged by the Corporation's Board shall control. If Curley has engaged a Physician, and if, after conferring, Curley's Physician and the Corporation's Physician cannot agree on a final opinion, they shall within thirty (30) days thereafter choose a third consulting Physician whose opinion shall control. The expense of the third consulting Physician shall be borne equally by Curley and the Corporation.

          (d) "Good Reason" shall mean:

               (1) a material reduction of Curley's duties, responsibilities and status with the Corporation as they existed immediately before the effective date of a Change in Control;


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               (2) a  reduction  of  Curley's  base  salary  from that in effect immediately before the effective date of a Change in Control; or

               (3) Curley's relocation to offices of the Corporation more than thirty (30) miles from the location of the Corporation's principal offices immediately before the effective date of a Change in Control.

     3. Amount of Deferral. Subject to the limitations set forth in this Agreement, Curley shall be entitled to deferred compensation payments on his continuing employment with the Corporation until he reaches age sixty-five (65) or at such earlier age as provided for in this Agreement. Although the varying amounts payable to Curley as deferred compensation in the event of a termination of his employment prior to his reaching age sixty-five (65) are set forth in this Agreement, no funds or other property shall be set aside for the payment of any amounts due to Curley. Curley's rights are limited to the rights to receive payments as provided under this Agreement, and his position with respect thereto is that of a general, unsecured creditor of the Corporation.

          (a) Deferral Amount at Age Sixty-Five. On Curley's reaching age sixty-five (65) and his employment by the Corporation not having been terminated as provided for in subsections (b) and (c) below prior to such date, he shall be entitled to, and the Corporation agrees to pay, payments equaling Twenty-Five Thousand and No/100 Dollars ($25,000.00) per year for a period of fifteen (15) years. Curley shall be entitled to the payments without regard to whether he continues in the employment of the Corporation after age sixty-five (65).

          (b) Deferral Amount Prior to Age Sixty-Five - Employment Termination Due to Change in Control, Disability, by Death, or For Reasons Other than for Cause. If Curley's employment by the Corporation is terminated prior to his reaching age sixty-five (65):

               (1) for any reason other than for Cause (as herein defined) during the period commencing with the effective date of a Change in Control and ending two (2) years thereafter,

               (2) by Curley with Good Reason (as herein defined) during the period commencing with the effective date of a Change in Control and ending two (2) years thereafter,

               (3) as a result of the Disability (as herein defined) of Curley,

               (4) as a result of the death of Curley, or

               (5) for any other reason other than Cause

          he shall be entitled to a single payment either in the amount of the then cash surrender value of that certain $300,000 universal key man life insurance policy on the life of Curley (Policy Number A10161400L issued by American General Life Insurance Company and owned by the Corporation) or, in the event such life insurance policy is no longer then in effect, in the amount set forth on Exhibit A to this Agreement.

          (c) Deferral Amount Prior to Age Sixty-Five - For Cause Employment Termination. If Curley's employment by the Corporation is terminated for Cause prior to his reaching age sixty-five (65), he shall not be entitled to any amounts under this Agreement, and the Corporation's obligations under this Agreement shall terminate on the date of termination of Curley's employment.

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     4. Payment Procedures for Deferred Amounts.

          (a) Deferral Payments at Age Sixty-Five. If the deferred compensation payable to Curley is determined under the provisions of Section 3(a), the first installment of the annual deferred compensation amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) shall be paid to him on or before thirty (30) days following his reaching age sixty-five (65), and the fourteen successive annual installments shall be paid to him on or before the annual anniversary date of the first installment.

          (b) Deferral Payments Prior to Age Sixty-Five.

               (1) If Curley's employment by the Corporation is terminated under the provisions of Section 3(b), the payment amount as determined pursuant to Section 3(b) shall be paid to Curley within ninety (90) days after the termination of his employment, and such payment shall terminate all obligations of the Corporation under this Agreement.

               (2) If Curley's employment by the Corporation is terminated under the provisions of Section 3(c), no payment shall be owed to Curley, and the Corporation's obligations under this Agreement shall terminate on the effective date of Curley's termination of employment.

               (c) Party to Receive Payment. All payments owed under this Agreement shall be made to Curley or, in the event of Curley's death, to the beneficiary designated by Curley or to Curley's estate in the event he does not designate a beneficiary. Curley shall have the right to designate a beneficiary to receive any payments under this
          Agreement which may remain unpaid at the time of his death. The designation shall be delivered in writing to the Corporation's Board. The designation may be changed by Curley at any time in a similar manner without the consent of any prior designated beneficiary. If no designation of a beneficiary is delivered by Curley to the Corporation's Board, any payments remaining unpaid at the time of the Curley's death shall be paid to his estate at such time and in such manner as if he had remained living. If in the judgment of the Corporation's Board Curley or his beneficiary is legally, physically or mentally incapable of personally receiving any payments due under this Agreement, the payment shall be made to the guardian or other legal representative of Curley or his beneficiary, or to such other person or institution who in the opinion of the Corporation's Board is then maintaining or has custody of Curley or the beneficiary. Payment shall constitute a full discharge with respect to such benefits.

     5. Insurance. To provide a fund with which to pay any amounts owed under this Agreement, the Corporation may (but shall not be obligated to) apply for insurance on Curley's life. The Corporation shall be the owner and beneficiary of any such insurance policy, and it may discontinue the insurance coverage at any time without any obligation to obtain replacement insurance. Curley agrees to submit to such reasonable physical examinations and to provide any information as may be necessary in connection with the purchase of such insurance. The Corporation shall collect all proceeds or termination value of the insurance, if any, and may (but shall not be obligated to) apply the proceeds toward the payment of any amounts owed under this Agreement. Any insurance policy owned by the Corporation on Curley's life, and the proceeds or termination value of such policy, shall not be encumbered or otherwise restricted by the Corporation's obligations under this Agreement, except to the extent such policy or proceeds are the general assets of the Corporation. If Curley's employment by the Corporation is terminated for any reason other than his death and the Corporation then owns a life insurance policy on his life, the Corporation agrees that, if permitted by the issuing company and not prohibited by any agreement or limitation to which the Corporation may then subject, Curley may acquire the life insurance policy from the Corporation for the lesser of:
(1) the then cash surrender value

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of the policy,  or (2) the total premium  payments made by the Corporation  with respect to the policy prior to such date (as same is determined by the issuing company).

     6. Restrictions. No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge and any such actions shall be void. No right or benefit under this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If Curley or a beneficiary of Curley should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit under this Agreement, the right or benefit shall automatically terminate as to Curley or the beneficiary; but, in such event, Corporation may hold or apply the same or any part thereof for the benefit of Curley's spouse, children, or other dependents or any of them, in such manner and in such portion as the Corporation's Board may deem proper in its sole discretion.

     7. Unsecured Promise. This Agreement shall create only an unfunded, unsecured promise by the Corporation to pay the benefits provided herein. Curley does not have, nor will Curley have, any claim, by means of a security or collateral interest or otherwise, to any of the assets of the Corporation, the same being owned solely by the Corporation.

     8. Adjustment to Payment Amount. The deferred compensation amount payable to Curley under this Agreement, if any, shall be reduced by any amounts Curley owes the Corporation. These amounts may include, but are not limited to, amounts owed by Curley for loans, advances, and expense reimbursements.

     9. Continuation of Employment. Neither this Agreement nor Curley's right to receive payment of any benefits under this Agreement shall be construed as giving Curley any right to be retained as an employee of the Corporation.

     10. Invalid Provision. In the event any of the provisions, or portions thereof, of this Agreement are held to be invalid, illegal or unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions, or portions thereof, shall not be affected. Moreover, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid, illegal, or unenforceable.

     11. Construction.

          (a) Form and Gender. Whenever required by the context in which it is used, the singular number shall include the plural, and the plural number shall include the singular. In like manner, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

          (b) Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define, or limit the scope or intent of the provisions of this Agreement.

     12. Governing Law. This Agreement has been executed in and shall be governed by the laws of the State of Texas. The Parties agree that the terms of this Agreement shall be performed and all legal proceedings involving this Agreement shall be conducted in Tarrant County, Texas.

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     13.  Inurement.  This Agreement  shall extend to and be binding upon Curley and his heirs, legatees, legal representatives, and successors, and on the Corporation, its successors or assigns. The rights of Curley under this Agreement may not be assigned.

     14. Amendment. All amendments or changes to this Agreement shall be in writing.

     15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original Agreement. All counterparts together shall represent but one and the same instrument. The counterpart executed and held in the Corporation's corporate minute book shall control in the event of any dispute or in cases of difference between the counterparts.

     16. Further Assurances. Each party to this Agreement agrees to perform any further acts and to execute and deliver any documents or legal instruments which may be reasonably necessary to carry out the provisions of this Agreement. Each party also agrees not to enter into any Agreement or contract with others that will tend to alter, amend, abrogate or in any way adversely affect the provisions of the Agreement.

     17. Entire Agreement. This Agreement contains the entire understanding between the undersigned concerning the subject matter of the Agreement. There are no other representations, agreements, arrangements, or understandings, oral or written, between or among the parties, relating to the subject matter of this Agreement, which are not fully expressed herein.

     18. Authorization. The Corporation is authorized to enter into this Agreement by virtue of resolutions duly adopted by Corporation's Board.

     19.  Effective  Date.  The effective  date of this Agreement is January 21,
1997.

SURETY CAPITAL CORPORATION



By:   /s/ C. Jack Bean                                 /s/ B. J. Curley
----------------------                                 ----------------
Name:  C. Jack Bean                                    B. J. Curley
Title: Chairmal of the Board

                                    EXHIBIT A
                                       to
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT
                       BETWEEN SURETY CAPITAL CORPORATION
                                AND B. J. CURLEY


                    Age on Date of                   Section 3(b) Payment
                      Employment                       for Termination
                      Termination                        of Agreement

                           34                            $   1,334.00
                                                          -----------
                           35                            $   2,757.00
                                                          -----------
                           36                            $   4,275.00
                                                          -----------
                           37                            $   5,894.00
                                                          -----------
                           38                            $   7,620.00
                                                          -----------
                           39                            $   9,506.00
                                                          -----------
                           40                            $  12,276.00
                                                          -----------
                           41                            $  15,462.00
                                                          -----------
                           42                            $  18,837.00
                                                          -----------
                           43                            $  22,375.00
                                                          -----------
                           44                            $  26,239.00
                                                          -----------
                           45                            $  30,314.00
                                                          -----------
                           46                            $  34,664.00
                                                          -----------
                           47                            $  39,301.00
                                                          -----------
                           48                            $  44,901.00
                                                          -----------
                           49                            $  50,907.00
                                                          -----------
                           50                            $  57,108.00
                                                          -----------
                           51                            $  63,939.00
                                                          -----------
                           52                            $  70,931.00
                                                          -----------
                           53                            $  78,325.00
                                                          -----------
                           54                            $  85,564.00
                                                          -----------
                           55                            $  93,279.00
                                                          -----------
                           56                            $ 101,496.00
                                                          -----------
                           57                            $ 110,257.00
                                                          -----------
                           58                            $ 119,612.00
                                                          -----------
                           59                            $ 129,628.00
                                                          -----------
                           60                            $ 140,368.00
                                                          -----------
                           61                            $ 151,872.00
                                                          -----------
                           62                            $ 164,260.00
                                                          -----------
                           63                            $ 177,620.00
                                                          -----------
                           64                            $ 192,043.00
                                                          -----------

                           SURETY CAPITAL CORPORATION
                       1845 Precinct Line Road, Suite 100
                               Hurst, Texas 76054

                                January 21, 1997


Mr. B. J. Curley
Surety Capital Corporation
1845 Precinct Line Road, Suite 100
Hurst, Texas  76054


                          Re: Executive Deferred Compensation Agreement Between Surety Capital Corporation and B. J. Curley

Dear Bud:

     A copy of your Executive Deferred Compensation Agreement (the "Agreement") with Surety Capital Corporation ("Surety") is attached for your review and records. This Agreement has been approved by the Board of Directors of Surety, and it contains the entire agreement between yourself and Surety with regard to all deferred compensation benefits previously discussed with you.

     If the Agreement is acceptable to you, please sign the enclosed copy of this letter and return the signed copy to my attention. Also, please complete, sign, have notarized, and return the enclosed beneficiary designation form. Your signature on the enclosed letter and your completion of the beneficiary designation form will complete the paperwork for the Agreement.

     If any questions arise, please do not hesitate to let me know.

                                                         Sincerely,

                                                         /s/ C. Jack Bean

                                                         C. Jack Bean, Chairman

Agreed and Accepted Effective
January 21, 1997



By: /s/ B. J. Curley
    B. J. Curley

Attachments:
         Beneficiary Designation Form
         Executive Deferred Compensation Agreement

                           DESIGNATION OF BENEFICIARY

TO:      Surety Capital Corporation
         Board of Directors

FROM:    B. J. Curley


     Pursuant to Section 4(c) of the Executive Deferred Compensation Agreement Between B. J. Curley and Surety Capital Corporation (the "Agreement") permitting the designation of a beneficiary or beneficiaries by myself for benefits payable under the Agreement, I hereby designate the following person or persons as primary and secondary beneficiaries of any amounts under the Agreement payable by reason of my death:

Primary Beneficiary

         Name:____________________________________________

         Address:_________________________________________

                 _________________________________________

         Social Security Number:__________________________

         Relationship:____________________________________

Secondary Beneficiary

         Name:____________________________________________

         Address:_________________________________________

                 _________________________________________

         Social Security Number:__________________________

         Relationship:____________________________________

     I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNA- TION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES.

     All sums payable under the Agreement by reason of my death shall be paid to my primary beneficiary, if he or she survives me. If no primary beneficiary survives me, the sums shall be paid to the secondary beneficiary. If none of the named beneficiaries survive me, any amounts payable under the Agreement shall be paid in accordance with the provisions of the Agreement.


                                                   ---------------
                                                   B. J. Curley

STATE OF TEXAS

COUNTY OF TARRANT


     This instrument was acknowledged before me on  _______________,  1997 by B.
J. Curley.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas